UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)	February 22, 2005

1ST CONSTITUTION BANCORP

(Exact name of registrant as specified in its charter)

New Jersey	000-32891	22-3665653
________________________	_______________________	____________________
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)	Identification Number)

2650 Route 130 P.O. Box 634, Cranbury, New Jersey	08512

____________________________________________________________

(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (609) 655-4500

Not Applicable

_________________________________________________

(Former name or former address, if changed since last report)

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01 Entry into a Material Definitive Agreement.

On February 22, 2005, 1st Constitution Bancorp (the “Company”), upon the authorization of the Compensation Committee (the “Compensation Committee”) of its Board of Directors (the “Board”), entered into an employment agreement with Robert F. Mangano (the “Employment Agreement”), the President and Chief Executive Officer of each of the Company and its wholly-owned subsidiary, 1st Constitution Bank (the “Bank”). The Employment Agreement, which is effective as of January 1, 2005, replaces Mr. Mangano’s prior employment agreement with the Company, dated as of April 22, 1999. Pursuant to the terms of the Employment Agreement, Mr. Mangano will continue to serve as the President and Chief Executive Officer of each of the Company and the Bank. Mr. Mangano will also continue to serve as a director of the Company and of the Bank.

The terms for Mr. Mangano’s employment are generally as follows, subject in all respect to the terms and conditions of the Employment Agreement, which is being filed herewith as Exhibit 10.16.

The Employment Agreement provides for a 36 month term (unless earlier terminated in accordance with the provisions of the Employment Agreement) commencing as of January 1, 2005 and ending on December 31, 2007 and will be automatically extended for an additional year on January 1 of each succeeding year unless the Board or Mr. Mangano provides 90 days prior written notice that the Employment Agreement will not be extended. Notwithstanding any such extensions, unless earlier terminated, the term of the Employment Agreement shall end at such time as Mr. Mangano reaches the age of 65.

As President and Chief Executive Officer of the Company and the Bank, Mr. Mangano will receive an annual base salary of not less than $330,000. Mr. Mangano will also receive a cash bonus within 90 days after the end of each calendar year. The bonus amount will be determined by the Compensation Committee and will not exceed 50% of Mr. Mangano’s base salary. Mr. Mangano will also participate in the Company’s stock equity plans on at least an annual basis.

Mr. Mangano is entitled to participate in the employee benefit plans maintained by the Company and the Bank, including the 401(k) program, the medical insurance and reimbursement program, the group term life insurance program, the group disability program, and the Company’s Supplemental Executive Retirement Plan. The Company will consider adopting, but is under no obligation to adopt, a match of Mr. Mangano’s contributions under the Company’s 401(k) plan up to a maximum of six percent of Mr. Mangano’s base salary.

Mr. Mangano is also entitled to reimbursement for reasonable out-of-pocket business expenses, the use of an automobile, a country club membership and reimbursement for reasonable moving costs associated with his relocation to the market area of the Bank.

The Employment Agreement can be terminated in the event of the death or Disability (as defined in the Employment Agreement) of Mr. Mangano or for Just Cause (as defined in the Employment Agreement). If Mr. Mangano’s employment is terminated by the Company without Just Cause and other than for death or Disability, or by Mr. Mangano for Good Reason (as defined in the Employment Agreement), Mr. Mangano will be entitled to receive as severance an amount equal to twice the aggregate of his base salary plus any appropriate cash bonus on an annual basis at the rate then in effect. The severance payment shall be paid in equal consecutive monthly payments or in one lump sum within 10 days after the termination at the discretion of the Company.

In the event there is a “Change in Control” of the Company (as defined in the Employment Agreement) and within 12 months thereafter Mr. Mangano’s employment is terminated by the Company without Mr. Mangano’s prior written consent and for a reason other than Just Cause, Disability or death, or Mr. Mangano terminates his employment for any reason, Mr. Mangano would be entitled to a lump sum amount equal to three times the aggregate of his base salary plus a projected annual cash bonus to be paid within 10 days after termination, unless the Bank was placed in conservatorship or receivership in connection with a Change in Control and the Board determines in good faith that the Change in Control was directed by or otherwise required by the Federal Deposit Insurance Corporation (the “FDIC”). In the event that any severance payments would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended, or any interest or penalties are incurred by Mr. Mangano as a result of such excise tax, Mr. Mangano will be entitled to receive a gross-up to offset any such amounts.

Mr. Mangano will be subject to a restrictive covenant upon termination. Pursuant to the restrictive covenant, Mr. Mangano may not, for one year following the termination or discontinuation of Mr. Mangano’s employment or during the remaining term of the Employment Agreement, serve as an officer or director or employee of any community bank, savings association or mortgage company with principal offices in Middlesex County, New Jersey, and which offers products and/or services from offices in Middlesex County, New Jersey, competing with those offered by the Bank.

Item 1.02  Termination of a Material Definitive Agreement.

On February 22, 2005, the Company and Mr. Mangano entered into the Employment Agreement described in Item 1.01 above, which replaced the employment agreement between the Company and Mr. Mangano, dated as of April 22, 1999 (the “Former Employment Agreement”). Pursuant to the terms of the Employment Agreement, the Former Employment Agreement was terminated as of January 1, 2005. There were no early termination penalties incurred by the Company.

The term of the Former Employment Agreement was subject to automatic one year extensions unless terminated. The Former Employment Agreement provided for a base salary of $180,000 per annum or such higher rate as the Board may have established.

The Former Employment Agreement provided for: (i) participation by Mr. Mangano in the Company’s stock option plans, (ii) the creation of a bonus plan for Mr. Mangano, and (iii) participation in the Company’s employee benefit plans. The Former Employment Agreement provided for termination in the event of the death or Disability (as defined in the Former Employment Agreement) of Mr. Mangano or for Just Cause (as defined in the Former Employment Agreement).

In the event of the termination of the Former Employment Agreement within 12 months after a Change in Control (as defined in the Former Employment Agreement) without Mr. Mangano’s prior written consent and for reasons other than Good Reason (as defined in the Former Employment Agreement), Just Cause, death, or Disability, unless the Bank was placed in conservatorship or receivership in connection with the Change in Control and the Board determined in good faith that the Change in Control was directed by or otherwise required by the FDIC, the Former Employment Agreement provided for Mr. Mangano to receive in a lump sum payment within 10 days after such termination of an amount equal to the greater of (i) two times the base annual compensation plus a prorated projected annual cash bonus, and (ii) the base annual compensation for the balance of the remaining term of the Former Employment Agreement plus a prorated projected annual cash bonus.

The Former Employment Agreement subjected Mr. Mangano to a covenant not to compete for one year following the termination of his employment with the Company and provided for payment of amounts due to Mr. Mangano under the Change in Control provision upon Mr. Mangano’s voluntary termination of the Former Employment Agreement within 12 months after a Change in Control for certain reasons set forth in the Former Employment Agreement.

A copy of the Former Employment Agreement was filed as Exhibit 6.5 to the Company’s Form 10-SB filed with the SEC on June 15, 2001.

9.01	Financial Statements and Exhibits.
c.	Exhibits.
	10.16	Employment Agreement between the Company and Robert F. Mangano dated February 22, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST CONSTITUTION BANCORP

Date:	February 24, 2005	By: /s/ JOSEPH M. REARDON
		Name:	Joseph Reardon
		Title:	Senior Vice President and Treasurer